Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement Nos. 333-208514 and 333-208514-04

Ford Credit Auto Lease trust 2017-a Roadshow March 2017

Free Writing Prospectus Registration Statement No. 333-208514 Ford Credit Auto Lease Two LLC (“the depositor”) Ford Credit Auto Lease Trust 2017-A (“the issuer”) This document constitutes a free writing prospectus for purposes of the Securities Act of 1933. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you may request that a copy of the prospectus be sent to you by calling toll-free 1-800-831-9146.

Fcalt 2017-a roadshow transaction participants Issuer Ford Credit Auto Lease Trust 2017-A Depositor Ford Credit Auto Lease Two LLC Servicer and Sponsor Ford Motor Credit Company LLC Indenture Trustee U.S. Bank National Association Owner Trustee The Bank of New York Mellon Delaware Trustee BNY Mellon Trust of Delaware Accountants PricewaterhouseCoopers LLP Joint-Lead Managers Citigroup Global Markets Inc. Barclays Capital Inc. Credit Agricole Securities (USA) Inc. Credit Suisse Securities (USA) LLC SMBC Nikko Securities America, Inc. Asset Representation Reviewer Clayton Fixed Income Services LLC SLIDE L-2

Fcalt 2017-a roadshow Executive summary Ford Credit Auto Lease Trust 2017-A’s (“FCALT 2017-A”) collateral eligibility and amount of credit enhancement are unchanged compared with prior transactions FCALT 2017-A is Ford Credit’s first asset-level data compliant public lease transaction FCALT 2017-A is Ford Credit’s first Regulation Risk Retention compliant public lease transaction

Asset-level Data Asset-level data disclosure requirements under Reg AB II became effective November 2016. Ford Credit has complied by providing the required data on the FCALT 2017-A reference pool Regulation Risk Retention (“Reg RR”) Reg RR requires Ford Credit as sponsor, either directly or through its majority-owned affiliates, to retain an economic interest in the credit risk of the leases and leased vehicles The depositor, a wholly-owned affiliate of Ford Credit, will retain the residual interest satisfying the requirements for an “eligible horizontal residual interest” under Reg RR The fair value of the residual interest will represent at least 5% of the sum of the fair value of the notes and the residual interest on the closing date Additional information about the fair value results, key inputs, assumptions and methodologies used for the fair value measurement can be found in the Credit Risk Retention section of the FCALT 2017-A Prospectus Fcalt 2017-a roadshow ADDITIONAL data disclosure

Fcalt 2017-a roadshow Transaction summary FCALT 2017-A plans to offer $902,000,000 of triple-A rated Class A notes and $50,700,000 of double-A rated Class B notes. The depositor initially will retain $47,300,000 of unrated Class C notes(1) FCALT 2017-A will be the 12th public term ABS issuance from Ford Credit’s lease securitization program. Ford Credit previously sponsored three Rule 144A term lease ABS transactions in 2009 and 2010 FCALT 2017-A will use a senior / subordinate, sequential pay structure pre- and post-event of default Similar to previous Ford Credit lease securitizations, FCALT 2017-A will use an exchange note legal structure. The exchange note is secured by a reference pool of leases and leased vehicles The principal amount of the notes will be based on the securitization value of the leases. The securitization value of a lease is the sum of the present values of (1) the remaining scheduled monthly payments plus (2) the base residual value of the related leased vehicle The base residual value for a leased vehicle is the lesser of the contract residual value and the ALG base residual value(2). As a result, the base residual value of 94.47% of the leased vehicles in the reference pool by securitization value equals the ALG base residual of the leased vehicle The discount rate applied to each lease is the greater of (1) 7.20% and (2) the lease factor The reference pool cutoff date is March 1, 2017. The first payment date will be April 17, 2017 Credit enhancement for the notes will consist of building overcollateralization, subordination, a reserve account and excess spread FCALT 2017-A provides robust disclosure of collateral performance Original pool characteristics, updated balances, credit loss and residual performance for prior FCALT transactions is shown in the Prospectus (Annex B) Ongoing quarterly supplemental and statistical reporting will be published on Ford Credit’s website and will include an updated payment schedule of the remaining leases, credit loss and residual performance (see slides 16 – 17 and 22 – 23) Asset-level data about the reference pool for this securitization will be filed with the SEC on Form ABS-EE on a monthly basis -------------------------------------- The Class A-1, A-2, A-3, A-4, and B notes will be issued publicly. The depositor intends to initially retain $47,300,000 of Class C notes. ALG base residual value represents either ALG residual value at inception or the oldest ALG mark-to-market available for a vehicle.

FCALT 2017-A ROADSHOW

TRANSACTION STRUCTURE

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	Class A-1 Notes	Class A-2a Notes	Class A-2b Notes	Class A-3 Notes	Class A-4 Notes	Class B Notes	Class C Notes	Total
Principal Amount	170,000,000	400,000,000		242,000,000	90,000,000	50,700,000	47,300,000	$1,000,000,000
Class Split [(1)]	15.10%	35.52%		21.49%	7.99%	4.50%	4.20%	
Rating (S&P/Fitch)	A-1+(sf) / F1+sf	AAA(sf) / AAAsf		AAA(sf) / AAAsf	AAA(sf) / AAAsf	AA+(sf) / AAsf	NR / NR	
Offering Type	Public	Public		Public	Public	Public	Retained	
WAL to Maturity (years) [(2)]	0.31	1.12		1.88	2.20	2.34	2.44	
Benchmark	Int. LIBOR	EDSF	1 mo. LIBOR	EDSF	Int. Swaps	Int. Swaps	Int. Swaps	
Fixed/Floating	Fixed	Fixed	Floating	Fixed	Fixed	Fixed	Fixed	
Interest Accrual Method	Act / 360	30 / 360	Act / 360	30 / 360	30 / 360	30 / 360	30 / 360	
Payment Frequency	Monthly	Monthly	Monthly	Monthly	Monthly	Monthly	Monthly	
Principal Window (months) [(2)]	1 - 7	7 - 20	7 - 20	20 - 26	26 - 28	28- 29	29 – 30	
Expected Final [(2)(3)]	10/15/2017	11/15/2018	11/15/2018	5/15/2019	7/15/2019	8/15/2019	9/15/2019	
Legal Final [(3)]	4/15/2018	11/15/2019	11/15/2019	4/15/2020	6/15/2020	7/15/2020	10/15/2021	
ERISA Eligible	Yes	Yes	Yes	Yes	Yes	Yes	No	

[(1)] As a percent of initial total securitization value
[(2)] At pricing speed of 100% prepayment assumption to maturity
[(3)] The trust will pay interest and principal on the notes on the 15th day of each month (or, if not a business day, the next business day).

SLIDE L-6

FCALT 2017-A ROADSHOW

CLASS A CREDIT ENHANCEMENT

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	FCALT 2017-A		FCALT 2016-A		FCALT 2017-A H/(L) FCALT 2016-A	
	Initial[1]	Target	Initial[1]	Target	Initial[1]	Target
Subordinated Notes	8.70%	8.70%	8.70%	8.70%	0.00%	0.00%
Overcollateralization	11.20%	13.70%	11.20%	13.70%	0.00%	0.00%
Reserve Account	0.50%	0.50%	0.50%	0.50%	0.00%	0.00%
Total Hard Credit Enhancement for Class A Notes	20.40%	22.90%	20.40%	22.90%	0.00%	0.00%
Est. Excess Spread per Annum	4.23%		4.25%		(0.02)%	

- Triple A credit enhancement for FCALT 2017-A (20.40% / 22.90%) will remain unchanged relative to FCALT 2016-A
  - Includes overcollateralization, subordination, and reserve account
  - Estimated excess spread of 4.23% is 2 bps lower than FCALT 2016-A (4.25%)
- The distribution of hard credit enhancement is unchanged:
  - Subordination is 8.70%, consistent with FCALT 2016-A
  - Initial overcollateralization is 11.20% of the initial securitization value, consistent with FCALT 2016-A
  - Target overcollateralization is 13.70% of the initial securitization value, consistent with FCALT 2016-A
  - The reserve account is 0.50% of the initial securitization value, consistent with FCALT 2016-A
- The amortizing nature of the collateral, the sequential payment structure, and the non-declining cash reserve account and overcollateralization are expected to result in credit enhancement increasing over time as a percent of the outstanding securitization value

[1] As a percent of initial total securitization value

SLIDE L-7

Fcalt 2017-a roadshow Class a-2A AND A-2B FLOATING RATE NOTES FCALT 2017-A will issue a fixed rate Class A-2a note and unhedged floating rate Class A-2b note The Class A-2a and Class A-2b notes are collectively referred to as the "Class A-2 notes" and constitute a single class and have equal rights to payments of principal and interest, which will be made on a pro rata basis The allocation of the principal amount of the Class A-2 notes between the Class A-2a notes and the Class A-2b notes will be determined on or before the day of pricing Class A-2a and Class A-2b notes will each be sized to demand with the Class A-2b notes not to exceed $300,000,000 SLIDE L-8

Fcalt 2017-a roadshow COMPOSITION OF THE REFERENCE POOL Number of leases 47,870 Initial total securitization value $1,126,132,554.08 Residual portion of initial total securitization value $728,492,753.23 Residual portion as a % of initial total securitization value 64.69%(1) Base monthly payments plus base residual value $1,270,175,098.24 Base residual value $839,871,051.86 Base residual value as a % of base monthly payments plus base residual value 66.12% Base residual value as a % of initial total securitization value 74.58% Weighted average original term 35.4 months(2) Weighted average remaining term 23.7 months(2) Seasoning 11.7 months(2) Weighted average FICO® score 747(1)(3) Minimum discount rate 7.20% (1) The ALG base residual values for the leased vehicles in the reference pool are generally lower than the contract residual values of those vehicles. As a result, the base residual value of 94.47% of the leased vehicles in the reference pool by securitization value equals the ALG base residual value of the leased vehicle, with 94.32% equal to the ALG residual value and 0.15% equal to the oldest ALG mark-to-market value that the servicer has for the leased vehicles. (2) Weighted by the securitization value of each lease on the cutoff date of March 1, 2017. (3) This weighted average excludes leases representing 5.73% of the initial securitization value that have lessees who do not have FICO® scores because they (a) are not individuals and use the leased vehicles for commercial purposes, or (b) are individuals with minimal or no recent credit history. For a description of FICO® scores, you should read "Sponsor and Servicer - Origination, Underwriting and Purchasing" in the prospectus. There can be no assurance that FICO® scores will be an accurate predictor of the likelihood of repayment of the related lease or that any lessee's credit score would not be lower if obtained on the cutoff date. SLIDE L-9

FCALT 2017-A ROADSHOW

COLLATERAL HIGHLIGHTS

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	FCALT 2017-A	FCALT 2016-A	FCALT 2015-B	FCALT 2015-A	FCALT 2014-B	FCALT 2014-A	FCALT 2013-B	FCALT 2013-A	FCALT 2012-B	FCALT 2012-A
Max 6-month Residual Maturities as a % Base Residual value	31.61%	27.91%	35.70%	36.83%	34.41%	28.98%	34.83%	36.04%	37.30%	32.85%
Seasoning (months)	11.7	11.5	10.3	10.0	9.6	9.4	9.3	10.4	9.4	8.1
Model Diversification										
Top Model	18.71%	18.66%	17.86%	19.16%	16.55%	18.14%	16.80%	14.75%	14.76%	14.88%
Top 3 Models	50.79%	50.01%	51.50%	51.23%	47.69%	48.36%	47.31%	42.92%	41.98%	42.36%
SUVs and Trucks as % of Total Securitization Value [1]	17.73%	15.96%	19.31%	18.57%	14.86%	14.85%	17.42%	25.97%	30.43%	31.26%
Weighted Average FICO	747	742	741	742	746	745	746	748	745	749
Weighted Average LTV at Origination	93.43%	94.83%	93.73%	94.45%	96.11%	95.49%	96.96%	96.25%	96.27%	95.13%
Weighted Average PTI at Origination	7.31%	7.39%	7.19%	7.20%	7.14%	7.25%	7.29%	7.23%	7.40%	7.32%
Residual Portion of Securitization Value	64.69%	64.28%	64.74%	64.95%	63.30%	64.96%	64.69%	63.85%	63.11%	63.74%

- Broad distribution of residual maturities
- Seasoned assets continue to be included in the FCALT transactions (results in enhancement build during the early part of transaction)
- ALG MTM forecasts a loss of 1.74% as a percentage of Base Residual Value
- FCALT transactions include shorter tenor leases on average relative to other lease ABS issuers
  - The weighted average original term of FCALT 2017-A is 35.4 months
- Favorable model diversification in FCALT 2017-A. Top model (Escape) is only 18.71% of the pool and top 3 models comprise 50.79% of the pool
- FCALT 2017-A includes a diverse product mix of cars and CUVs (82.27%) and a low concentration of SUVs/Trucks (17.73%)
- Transactions include consistently high weighted average FICO® scores
- FCALT 2017-A residual portion of securitization value in line with recent FCALT transactions

[1] Vehicle type reflects classification of 2011 and newer model year Explorers and 2013 and newer model year Escapes as CUVs rather than SUVs.

SLIDE L-10

Fcalt 2017-a roadshow: collateral stratification ORIGINAL TERM FCALT 2015-A FCALT 2015-B FCALT 2016-A FCALT 2017-A SLIDE L-11 Original Term Number of Leases Adjusted MSRP Acquisition Cost Securitization Value Base Residual Value Residual Portion of Securitization Value ALG Mark-to-Market 24 months 4,114 8.59% $159,510,414.42 $128,758,979.14 $96,351,063.44 8.56% $86,266,286.83 10.27% $79,141,576.04 $84,544,634.00 36 37,623 78.59% $1,396,149,337.30 $1,194,659,105.85 $874,226,186.51 77.63% $648,282,426.10 77.19% $559,566,081.84 $636,361,913.00 39 6,084 12.71% $233,224,099.19 $212,543,104.14 $154,190,358.09 13.69% $104,596,178.93 12.45% $89,199,543.32 $103,601,546.00 48 49 0.10% $1,956,350.00 $1,852,974.89 $1,364,946.04 0.12% $726,160.00 0.09% $585,552.03 $752,836.00 Total 47,870 100.00% $1,790,840,200.91 $1,537,814,164.02 $1,126,132,554.08 100.00% $839,871,051.86 100.00% $728,492,753.23 $825,260,929.00 36 months 70.3% 24 months 15.8% 39 months 13.8% 48 months 0.1% 36 months 70.5% 24 months 15.9% 39 months 13.5% 48 months 0.1% 36 months 70.6% 24 months 11.6% 39 months 17.5% 48 months 0.2% 36 months 77.6% 24 months 8.6% 39 months 13.7% 48 months 0.1%

FCALT 2017-A ROADSHOW: COLLATERAL STRATIFICATION

GEOGRAPHIC DISTRIBUTION

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Customer State[1]	Number of Leases		Adjusted MSRP	Acquisition Cost	Securitization Value		Base Residual Value		Residual Portion of Securitization Value	ALG Mark-to-Market
Michigan	9,742	20.35%	$358,567,395.62	$295,848,995.75	$217,297,929.05	19.30%	$172,922,345.89	20.59%	$151,368,217.57	$170,123,827.00
New York	5,745	12.00%	$215,961,791.99	$188,893,540.02	$137,956,872.91	12.25%	$102,231,502.96	12.17%	$88,361,250.08	$100,491,811.00
California	5,626	11.75%	$206,386,687.88	$173,919,292.89	$126,324,783.78	11.22%	$92,050,493.40	10.96%	$79,748,475.55	$89,995,660.00
New Jersey	3,506	7.32%	$132,356,599.59	$115,848,796.18	$84,412,306.27	7.50%	$62,033,823.62	7.39%	$53,604,898.64	$60,952,703.00
Ohio	3,474	7.26%	$123,564,088.37	$108,527,443.71	$79,376,331.05	7.05%	$58,125,025.34	6.92%	$50,325,753.51	$57,027,282.00
Florida	2,916	6.09%	$110,012,927.27	$96,223,152.34	$69,363,375.90	6.16%	$51,038,651.69	6.08%	$44,199,241.00	$50,365,706.00
Pennsylvania	2,435	5.09%	$88,770,215.68	$74,663,239.94	$55,216,436.13	4.90%	$41,920,580.70	4.99%	$36,289,583.61	$41,171,747.00
Texas	2,024	4.23%	$81,015,009.90	$74,114,838.76	$53,922,026.66	4.79%	$36,834,051.40	4.39%	$31,709,523.61	$36,377,178.00
Other	12,402	25.91%	$474,205,484.61	$409,774,864.43	$302,262,492.33	26.84%	$222,714,576.86	26.52%	$192,885,809.66	$218,755,015.00
Total	47,870	100.00%	$1,790,840,200.91	$1,537,814,164.02	$1,126,132,554.08	100.00%	$839,871,051.86	100.00%	$728,492,753.23	$825,260,929.00


MI
19.3%
NY
12.3%
CA
11.2%
NJ
7.5%
OH
7.0%
Other
42.7%
Top 5 States
57.3%

FCALT 2017-A


MI
16.4%
NY
12.2%
CA
11.0%
NJ
7.7%
OH
7.5%
Other
45.2%
Top 5 States
54.8%

FCALT 2016-A


MI
19.1%
NY
12.1%
CA
10.9%
NJ
7.2%
OH
7.0%
Other
43.8%
Top 5 States
56.2%

FCALT 2015-B


MI
20.9%
NY
12.2%
CA
10.5%
NJ
7.2%
OH
6.9%
Other
42.3%
Top 5 States
57.7%

FCALT 2015-A

(1) States representing greater than 3.00% of initial total securitization value based on the billing address of the lessee on the cutoff date

SLIDE L-12

Fcalt 2017-a roadshow: collateral stratification VEHICLE TYPE FCALT 2015-A FCALT 2017-A continues to have broad diversification by vehicle type Truck and SUV concentrations reflect recent origination trends, representing 17.73% of initial total securitization value in FCALT 2017-A, 15.96% in FCALT 2016-A, 19.31% in FCALT 2015-B, and 18.57% in FCALT 2015-A Vehicle type reflects classification of 2011 and newer model year Explorers and 2013 model year Escapes as CUVs rather than SUVs as they are built on a car platform and have fuel efficiency similar to the CUV category FCALT 2015-B Car and CUV 80.7% Car and CUV 81.4% SLIDE L-13 FCALT 2016-A Car and CUV 84.0% FCALT 2017-A Car and CUV 82.3% CUV 53.3 % Car 30.7 % Truck 12.5 % SUV 3.4 % CUV 51.0% Car 29.7% Truck 16.5% SUV 2.8% CUV 50.8% Car 30.6% SUV 2.1% Truck 16.5% CUV 55.2% Car 27.1% Truck 15.2% SUV 2.6%

FCALT 2017-A ROADSHOW: COLLATERAL STRATIFICATION

VEHICLE MODEL

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Vehicle Model[1]	Number of Leases		Adjusted MSRP	Acquisition Cost	Securitization Value		Base Residual Value		Residual Portion of Securitization Value	ALG Mark-to-Market
Escape	10,733	22.42%	$330,627,789.51	$285,767,407.92	$210,734,171.35	18.71%	$157,411,679.65	18.74%	$136,304,352.64	$158,786,646.00
Explorer	6,428	13.43%	$287,294,215.28	$259,201,818.90	$192,726,577.19	17.11%	$143,755,662.80	17.12%	$124,218,324.01	$140,367,534.00
F-150	5,013	10.47%	$252,002,350.62	$212,533,247.95	$168,488,551.96	14.96%	$136,850,336.31	16.29%	$119,478,800.10	$131,922,777.00
Fusion[2]	8,620	18.01%	$261,924,795.52	$214,428,564.11	$152,258,992.33	13.52%	$111,125,439.26	13.23%	$96,685,152.64	$105,842,882.00
Edge	4,006	8.37%	$160,181,369.12	$138,991,710.38	$100,740,118.86	8.95%	$74,856,180.90	8.91%	$64,843,961.56	$74,670,212.00
MKZ[2]	2,200	4.60%	$95,202,542.11	$80,782,602.41	$55,065,422.02	4.89%	$40,751,497.50	4.85%	$35,440,347.52	$41,633,444.00
MKX	1,575	3.29%	$79,321,696.33	$70,195,367.85	$50,419,713.99	4.48%	$36,248,786.00	4.32%	$31,122,592.69	$35,195,356.00
MKC	1,818	3.80%	$75,867,086.18	$67,286,001.72	$46,310,017.92	4.11%	$34,023,856.60	4.05%	$29,266,914.92	$33,513,666.00
Focus	2,777	5.80%	$61,902,839.80	$51,242,147.81	$37,074,029.93	3.29%	$25,849,312.10	3.08%	$22,563,453.66	$24,905,131.00
Flex	764	1.60%	$30,076,327.03	$25,194,872.21	$17,926,257.44	1.59%	$12,731,911.65	1.52%	$11,001,412.63	$13,166,939.00
Navigator	384	0.80%	$26,874,342.74	$23,903,091.09	$17,380,413.22	1.54%	$12,461,831.95	1.48%	$10,796,861.91	$12,405,664.00
Mustang	776	1.62%	$24,829,318.10	$22,952,344.37	$17,120,940.62	1.52%	$12,219,221.15	1.45%	$10,615,780.87	$12,217,230.00
C-Max[2]	963	2.01%	$32,155,635.22	$23,088,668.16	$15,851,473.81	1.41%	$10,757,046.90	1.28%	$9,369,451.38	$9,740,957.00
Expedition	288	0.60%	$17,969,217.22	$15,764,097.11	$11,574,239.01	1.03%	$8,422,748.54	1.00%	$7,303,398.22	$8,802,858.00
Other	1,525	3.19%	$54,610,676.13	$46,482,222.03	$32,461,634.43	2.88%	$22,405,540.55	2.67%	$19,481,948.48	$22,089,633.00
Total	47,870	100.00%	$1,790,840,200.91	$1,537,814,164.02	$1,126,132,554.08	100.00%	$839,871,051.86	100.00%	$728,492,753.23	$825,260,929.00

FCALT 2017-A pool features favorable model diversification

(1) Models representing greater than 1.00% of initial total securitization value.
(2) Models include vehicles with battery electric or plug-in hybrid electric power source, which represent 4.82% of initial securitization value.

SLIDE L-14

Fcalt 2017-a roadshow: collateral stratification VEHICLE MODEL (Continued) FCALT 2017-A pool features favorable model diversification FCALT 2015-A FCALT 2015-B Top 3 Models 51.2% Top 5 Models 74.1% Top 3 Models 51.5% Top 5 Models 74.1% FCALT 2016-A SLIDE L-15 FCALT 2017-A Top 3 Models 50.0% Top 5 Models 70.9% Top 3 Models 50.8% Top 5 Models 73.3% Escape 17.9% Explorer 17.5% F150 16.2% Fusion 14.0% Edge 8.6% MKZ 4.9% Other 21.0% Escape 19.2% F150 16.2% Explorer 15.8% Fusion 14.8% Edge 8.1% MKZ 5.5% Other 20.3% Escape 18.7% Explorer 17.3% Fusion 14.0% F150 12.2% Edge 8.7% MKZ 6.0% Other 23.1% Escape 18.7% Explorer 17.1% F150 15.0% Fusion 13.5% Edge 9.0% MKZ 4.9% Other 21.9%

FCALT 2017-A ROADSHOW

PAYMENT SCHEDULE

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		Securitization Value	Base Monthly Payment	% of Base Monthly Payment	Base Residual	% of Base Residual
	Initial Balance	1,126,132,554.08				
2017	March	1,114,495,335.25	18,399,072.03	4.28%	0.00	0.00%
	April	1,102,788,231.73	18,399,072.03	4.28%	0.00	0.00%
	May	1,091,010,824.24	18,399,072.03	4.28%	0.00	0.00%
	June	1,079,162,689.49	18,399,072.03	4.28%	0.00	0.00%
	July	1,067,243,403.37	18,399,072.03	4.28%	0.00	0.00%
	August	1,042,584,257.98	18,148,923.15	4.22%	12,918,429.11	1.54%
	September	1,016,480,080.35	17,876,409.74	4.15%	14,487,941.90	1.73%
	October	993,855,674.55	17,657,253.83	4.10%	11,070,576.65	1.32%
	November	971,402,539.44	17,435,327.16	4.05%	10,985,381.85	1.31%
	December	948,185,725.56	17,210,573.49	4.00%	11,839,025.25	1.41%
2018	January	925,496,190.76	16,985,862.40	3.95%	11,397,032.60	1.36%
	February	898,673,355.66	16,700,864.14	3.88%	15,679,074.85	1.87%
	March	869,021,608.70	16,359,725.62	3.80%	18,688,029.35	2.23%
	April	841,711,655.72	16,050,726.55	3.73%	16,477,150.81	1.96%
	May	813,931,076.31	15,723,727.72	3.65%	17,110,801.49	2.04%
	June	786,990,192.27	15,406,581.14	3.58%	16,421,479.98	1.96%
	July	757,557,054.77	15,006,800.72	3.49%	19,151,791.75	2.28%
	August	725,068,131.64	14,539,009.22	3.38%	22,498,638.46	2.68%
	September	689,596,899.29	13,980,868.48	3.25%	25,843,993.80	3.08%
	October	651,643,446.34	13,350,846.93	3.10%	28,743,297.07	3.42%
	November	611,848,305.13	12,660,577.64	2.94%	31,047,465.80	3.70%
	December	569,610,496.33	11,898,462.41	2.77%	34,013,180.30	4.05%

Initial Total Securitization Value	$1,126,132,554.08
Total Scheduled Based Monthly Payments plus Base Residual Value	$1,270,175,098.24
Total Base Residual Value as a % of Total Scheduled Base Monthly Payments plus Base Residual	66.12%

This payment schedule will be updated quarterly and posted on the Ford Credit website: www.ford.com/finance/investor-center/asset-backed-securitization

SLIDE L-16

FCALT 2017-A ROADSHOW

PAYMENT SCHEDULE (CONTINUED)

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		Securitization Value	Base Monthly Payment	% of Base Monthly Payment	Base Residual	% of Base Residual
2019	January	531,912,166.39	11,177,348.30	2.60%	29,941,125.65	3.56%
	February	487,465,108.37	10,318,977.66	2.40%	37,321,841.15	4.44%
	March	440,221,452.65	9,392,982.20	2.18%	40,777,453.85	4.86%
	April	392,507,582.27	8,426,833.68	1.96%	41,929,898.85	4.99%
	May	339,902,155.76	7,350,466.54	1.71%	47,611,295.75	5.67%
	June	291,603,889.26	6,359,085.26	1.48%	43,979,635.70	5.24%
	July	244,903,610.44	5,383,947.96	1.25%	43,066,788.50	5.13%
	August	199,774,565.07	4,433,525.56	1.03%	42,165,538.20	5.02%
	September	151,388,897.58	3,395,703.15	0.79%	46,189,170.65	5.50%
	October	107,355,658.60	2,431,840.61	0.57%	42,510,229.31	5.06%
	November	60,430,082.53	1,405,354.16	0.33%	46,164,629.55	5.50%
	December	22,772,580.99	582,849.65	0.14%	37,437,327.79	4.46%
2020	January	15,389,530.71	397,061.82	0.09%	7,122,716.68	0.85%
	February	7,100,844.92	184,751.15	0.04%	8,196,314.15	0.98%
	March	530,709.72	15,384.07	0.00%	6,597,376.16	0.79%
	April	408,069.49	11,960.47	0.00%	113,866.75	0.01%
	May	343,292.70	9,774.83	0.00%	57,453.00	0.01%
	June	322,593.37	9,038.54	0.00%	13,723.05	0.00%
	July	278,860.62	7,825.48	0.00%	37,842.80	0.00%
	August	249,683.10	7,082.77	0.00%	23,767.95	0.00%
	September	229,842.18	6,599.02	0.00%	14,740.00	0.00%
	October	168,050.97	5,052.24	0.00%	58,118.00	0.01%
	November	91,473.66	2,700.77	0.00%	74,884.85	0.01%
	December	$0.00	$0.00	0.00%	92,022.50	0.01%
	Total		$430,304,046.38	100.00%	$839,871,051.86	100.00%

Initial Total Securitization Value	$1,126,132,554.08
Total Scheduled Based Monthly Payments plus Base Residual Value	$1,270,175,098.24
Total Base Residual Value as a % of Total Scheduled Base Monthly Payments plus Base Residual	66.12%

This payment schedule will be updated quarterly and posted on the Ford Credit website: www.ford.com/finance/investor-center/asset-backed-securitization

SLIDE L-17

Fcalt 2017-a roadshow RESIDUAL MATURITY VS. ENHANCEMENT BUILD Residual Maturity by Vehicle Type vs. Hard Credit Enhancement for Class A Notes(1) % of Residuals Maturing Each Period Hard Credit Enhancement as a % of O/S Securitization Value (1) Hard credit enhancement consists of overcollateralization, subordination and the reserve account; Assumes zero loss, zero prepays SLIDE L-18 Class A-1 Paid Down Class A-2 Paid Down Class A-3 Paid Down Class A-4 Paid Down 0.00% 10.00% 20.00% 30.00% 40.00% 50.00% 60.00% 70.00% 80.00% 90.00% 100.00% 0% 5% 10% 15% 20% 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 31 32 33 34 35 36 37 38 39 40 41 42 43 44 45 46 Total Hard CE CUV Car SUV Truck

Fcalt 2017-a roadshow RESIDUAL MATURITY VS. ENHANCEMENT BUILD (Cont’d) Because enhancement as a percentage of the FCALT 2017-A initial total securitization value increases during the transaction, the amount of residual stress that each class can support increases dramatically over time The inclusion of seasoned leases in the pool is expected to increase the enhancement early in the life of the transaction The residual maturities are well distributed and a diverse mix of vehicle types mature in each period; maximum percentage of residual maturities in any 3 month period is 16.06%, similar to previous FCALT transactions

FCALT 2017-A ROADSHOW

RESIDUAL BREAKEVEN ANALYSIS

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Class A-1 Notes			
	Cumulative Net Credit Loss		
Net Loss %	1.00%	3.00%	5.00%
Turn in Rate[1]	1.00x	3.00x	5.00x
70%	100.00%	100.00%	100.00%
80%	100.00%	100.00%	100.00%
90%	100.00%	100.00%	100.00%
100%	100.00%	100.00%	100.00%

Class A-3 Notes			
	Cumulative Net Credit Loss		
Net Loss %	1.00%	3.00%	5.00%
Turn in Rate[1]	1.00x	3.00x	5.00x
70%	68.50%	67.23%	65.75%
80%	59.88%	58.76%	57.48%
90%	53.17%	52.18%	51.04%
100%	47.81%	46.92%	45.89%

Class B Notes			
	Cumulative Net Credit Loss		
Net Loss %	1.00%	2.50%	4.00%
Turn in Rate[1]	1.00x	2.50x	4.00x
70%	44.08%	42.27%	40.26%
80%	38.51%	36.93%	35.17%
90%	34.18%	32.77%	31.21%
100%	30.71%	29.45%	28.04%

Class A-2 Notes			
	Cumulative Net Credit Loss		
Net Loss %	1.00%	3.00%	5.00%
Turn in Rate[1]	1.00x	3.00x	5.00x
70%	100.00%	100.00%	100.00%
80%	96.33%	97.00%	97.63%
90%	85.48%	86.06%	86.60%
100%	76.89%	77.41%	77.90%

Class A-4 Notes			
	Cumulative Net Credit Loss		
Net Loss %	1.00%	3.00%	5.00%
Turn in Rate[1]	1.00x	3.00x	5.00x
70%	52.95%	50.94%	48.63%
80%	46.27%	44.51%	42.49%
90%	41.08%	39.51%	37.71%
100%	36.92%	35.51%	33.89%

Class C Notes			
	Cumulative Net Credit Loss		
Net Loss %	1.00%	2.00%	3.00%
Turn in Rate[1]	1.00x	2.00x	3.00x
70%	35.11%	33.89%	32.38%
80%	30.66%	29.59%	28.27%
90%	27.20%	26.25%	25.08%
100%	24.43%	23.58%	22.52%

Assumptions:

- 0% prepayments
- 40% / 40% / 20% (year 1 / 2 / 3) distribution for losses
- 50% recovery of charge-offs (with a 4 month lag on credit loss recoveries)
- 2 month lag on receipt of auction proceeds for residual
- Base net credit loss of 1% of initial total securitization value
- Estimated 4.23% excess spread per annum
- Includes 11.2% initial overcollateralization growing to a target of 13.7%, 8.7% of subordination for the Class A Notes, 4.2% of subordination for Class B Notes, and 0.5% cash reserve account

The tables show the percentage of base residual loss, after defaults, that can be sustained before the notes incur a loss at various turn-in rates and multiples of base case credit losses

[1] After stress defaults

SLIDE L-20

Fcalt 2017-a roadshow FORD CREDIT’S U.S. MANAGED LEASE PORTFOLIO SLIDE L-21 Ford Credit 2016 lease volume decreased slightly YOY, and as a share of retail sales is still below the overall industry Ford Credit works with Ford and Lincoln to set guidelines around leasing share, term, model mix and other factors to support brand value and sales Manheim used vehicle values at YE2016 were similar to levels at the prior year-end; Ford Credit’s off-lease auction values were lower than 2015, primarily reflecting higher return volume and lower auction values on smaller vehicles 422 572 704 841 975 Source: 2016 Q4 Lease Quarterly Statistical Information Avg. # of Leases Outstanding(000) Source: Manheim Consulting, January 2017 (January 1995 = 100) Number of Leases Originated (000) Manheim Used Vehicle Value Index Jan Jan Jan Jan Jan Jan Jan Jan Jan Jan Jan Jan Jan Jan Jan Jan Jan Jan Jan Jan Jan Jan Jan 237 328 363 414 401 2012 2013 2014 2015 2016 95 100 105 110 115 120 125 130 95 96 97 98 99 00 01 02 03 04 05 06 07 08 09 10 11 12 13 14 15 16 17

FCALT 2017-A ROADSHOW: FORD CREDIT'S U.S. LEASE PORTFOLIO

RESIDUAL PERFORMANCE

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Year Ended December 31,	2016	2015	2014	2013	2012
Number of Leases Terminated	298,916	245,362	248,023	163,825	104,813
Number of Vehicles Returned and Sold	218,909	174,408	186,315	111,959	62,758
Return Rate	73.23%	71.08%	75.12%	68.34%	59.88%
Vehicles Returned and Sold					
Average Adjusted MSRP	$35,075	$34,878	$34,419	$34,121	$35,471
Average ALG Residual Value	17,901	18,224	17,997	17,613	17,301
Average Residual Loss/(Gain)	(18)	(733)	(588)	(843)	(1,819)
Residual Loss/(Gain) as a % of Adjusted MSRP (1)					
Car	5.88%	4.59%	5.09%	3.22%	(1.43)%
CUV	(4.50)	(5.60)	(5.71)	(6.77)	(10.16)
SUV (2)	(2.50)	(5.81)	(6.12)	(6.71)	(10.22)
Truck	(4.49)	(10.18)	(10.89)	(10.43)	(14.32)
Average	(0.05)%	(2.10)%	(1.71)%	(2.47)%	(5.13)%
Residual Loss/(Gain) as a % of ALG Residual Value (3)	(0.10)%	(4.02)%	(3.27)%	(4.79)%	(10.51)%
Terminated Leases					
Average Contract Residual Value as a % of Adjusted MSRP (4)	57.32%	58.65%	58.83%	56.69%	52.58%
Average ALG Residual Value as a % of Adjusted MSRP (5)	50.64%	51.66%	51.80%	50.76%	48.02%
Contract Residual Value Higher / (Lower) than ALG Residual Value	6.68ppts	6.99ppts	7.03ppts	5.93ppts	4.56ppts

- Ford's managed portfolio residual realizations have posted minor gains of 0.10% for the period ending Dec 31, 2016 and gains of 4.02% for the year ending December 31, 2015
- Rating agencies stress residuals in excess of 30% on Class A notes, which is significantly higher than Ford Credit's worst year in 2008 (not shown) when the portfolio experienced residual losses of 18.26%
- Rating agencies apply their residual value stress to all vehicles scheduled to be returned over the life of the transaction for FCALT 2017-A, while periods of severe residual stress have historically been much shorter
- Rating agencies assume a 100% return rate even though Ford Credit's highest return rate was only 82.31% in 2008 (not shown)

See Appendix for footnotes

SLIDE L-22

FCALT 2017-A ROADSHOW: FORD CREDIT'S U.S. LEASE PORTFOLIO

CREDIT PERFORMANCE

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Delinquency, Repossession and Credit Loss Experience

	Year Ended December 31,				
	2016	2015	2014	2013	2012
Average number of leases outstanding[1]	974,580	841,005	704,275	571,990	421,935
Average portfolio outstanding (in millions)[2]	$25,506	$22,066	$18,554	$14,843	$10,828
Average number of delinquencies[3][4]					
31-60 days	7,436	6,265	5,802	4,495	3,212
61-90 days	823	585	557	390	227
91-120 days	103	59	49	31	17
121+ days	16	8	5	4	4
Average number of delinquencies as a percentage of average number of leases outstanding[3][4]					
31-60 days	0.76%	0.74%	0.82%	0.79%	0.76%
61-90 days	0.08%	0.07%	0.08%	0.07%	0.05%
91-120 days	0.01%	0.01%	0.01%	0.01%	0.00%
121+ days	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate balance of delinquent leases as a percentage of average portfolio outstanding[3][5]					
31-60 days	0.81%	0.80%	0.89%	0.96%	0.94%
61-90 days	0.09%	0.08%	0.07%	0.10%	0.08%
91-120 days	0.01%	0.01%	0.01%	0.01%	0.00%
121+ days	0.00%	0.00%	0.00%	0.00%	0.00%
Repossessions as a percentage of average number of leases outstanding	0.72%	0.63%	0.66%	0.62%	0.58%
Aggregate net losses (gains) (in millions)[6]	$83	$51	$39	$19	($6)
Net losses (gains) as a percentage of average portfolio outstanding[6]	0.33%	0.23%	0.21%	0.13%	(0.06)%
Net losses (gains) as a percentage of gross liquidations[7]	0.79%	0.59%	0.50%	0.34%	(0.17)%
Number of leases charged off	16,415	11,838	8,907	6,672	3,614
Number of leases charged off as a percentage of average number of leases outstanding	1.68%	1.41%	1.26%	1.17%	0.86%
Average net loss (gain) on leases charged off	$5,081	$4,308	$4,421	$2,787	($1,757)

See Appendix for footnotes

SLIDE L-23

Fcalt 2017-a roadshow SECURITIZATION POOL PERFORMANCE Cumulative Residual Loss / (Gain)** * Prior to FCALT 2012-B, term extensions were repurchased by Ford Credit resulting in pool return rates being modestly lower than those of the portfolio ** As a percentage of initial base residual value; includes losses / (gains) on retained and returned vehicles *** Total credit loss as a percent of initial total securitization value Cumulative Net Credit Losses*** For the pool performance in the periods above (2012 to 2016): Lifetime cumulative return rates typically between 50% and 75% Recent cumulative residual gains largely reflect gains on trucks, SUVs and CUVs partially offset by residual losses on cars Consistent credit loss performance Commentary Cumulative Return Rate* Loss Gain Period (Months) Period (Months) Period (Months) -12.0% -10.0% -8.0% -6.0% -4.0% -2.0% 0.0% 0 2 4 6 8 10 12 14 16 18 20 22 24 26 28 30 32 2012-A 2012-B 2013-A 2013-B 2014-A 2014-B 2015-A 2015-B 2016-A 0% 20% 40% 60% 80% 0 2 4 6 8 10 12 14 16 18 20 22 24 26 28 30 32 34 2012-A 2012-B 2013-A 2013-B 2014-A 2014-B 2015-A 2015-B 2016-A 0.0% 0.1% 0.2% 0.3% 0.4% 0.5% 0 2 4 6 8 10 12 14 16 18 20 22 24 26 28 30 32 2012-A 2012-B 2013-A 2013-B 2014-A 2014-B 2015-A 2015-B 2016-A

Fcalt 2017-a roadshow BREAK-EVEN ANALYSIS* Break-Even = 100% Return Rate Assumed Return Rate Cumulative Residual Loss / (Gain) A-4 Break-Even = 33.9% A-3 Break-Even = 45.9% A-2 Break-Even = 77.9% Memo: Worst Recent 12-Month Portfolio Experience = 82% (CY 2008) * Assumes cumulative net credit losses stress of 5%; break-evens are specific to FCALT 2016-A Break-Even for FCALT 2017-A Compared to Historical Pool Performance Memo: Worst Recent 12-Month Portfolio Experience = 18.3% (CY 2008) Period (Months) Period (Months) -20.0% 0.0% 20.0% 40.0% 60.0% 80.0% 100.0% 0 2 4 6 8 10 12 14 16 18 20 22 24 26 28 30 32 2012-A 2012-B 2013-A 2013-B 2014-A 2014-B 2015-A 2015-B 2016-A 0% 20% 40% 60% 80% 100% 0 2 4 6 8 10 12 14 16 18 20 22 24 26 28 30 32 2012-A 2012-B 2013-A 2013-B 2014-A 2014-B 2015-A 2015-B 2016-A

Residual Gain/(Loss) per Returned Vehicle as a % of ALG Residual Value Residual performance on recent transactions has resulted in significant gains for most vehicle types The residual performance information is updated quarterly for each public lease transaction and posted on Ford Credit’s website: www.ford.com/finance/investor-center/asset-backed-securitization FCALT 2015-B FCALT 2016-A Fcalt 2017-a roadshow RESIDUAL GAIN/(LOSS) BY PRIOR POOL EXAMPLES -25.00% -15.00% -5.00% 5.00% 15.00% 25.00% 35.00% 45.00% 55.00% Oct-15 Dec-15 Feb-16 Apr-16 Jun-16 Aug-16 Oct-16 Dec-16 Car CUV SUV Truck -25.00% -15.00% -5.00% 5.00% 15.00% 25.00% 35.00% 45.00% 55.00% Mar-16 Apr-16 May-16 Jun-16 Jul-16 Aug-16 Sep-16 Oct-16 Nov-16 Dec-16 Car CUV SUV Truck

APPENDIX

Fcalt 2017-a roadshow FOOTNOTES TO RESIDUAL TABLE ON SLIDE 22 The percentage equivalent to the average residual loss (gain) for leased vehicles of each vehicle type that were returned and sold, divided by the average adjusted MSRP for those vehicles. The vehicle types do not include a small number of vehicles that are not manufactured by Ford or for which Ford Credit does not have a valid vehicle identification number. All Explorers and Escapes are classified as SUV regardless of model year. (3) The percentage equivalent to the average residual loss (gain) for leased vehicles that were returned and sold, divided by the average ALG base residual value for those vehicles. (4) The percentage equivalent to the average contract residual value for leased vehicles that terminated during the period, divided by the average adjusted MSRP of those vehicles. (5) The percentage equivalent to the average ALG base residual value for leased vehicles that terminated during the period, divided by the average adjusted MSRP of those vehicles. With regard to the residual table on slide 22, "terminated leases" are leases for which (1) the related leased vehicle was returned during the period and sold by December 31, 2016, (2) the related leased vehicle was purchased under the lease during the period or (3) the lessee defaulted during the period.

Fcalt 2017-a roadshow FOOTNOTES TO CREDIT PERFORMANCE TABLE ON SLIDE 23 Average of the number of leases outstanding at the beginning and end of each month in the period. (2) Average of the aggregate lease balance of leases outstanding at the beginning and end of each month in the period. (3) The period of delinquency is the number of days that more than $49.99 of a scheduled monthly payment is past due, excluding accounts with bankrupt lessees and accounts that have been repossessed or charged off. Average of the number of leases delinquent at the beginning and end of each month in the period. The period of delinquency is the number of days that more than $49.99 of a scheduled monthly payment is past due, excluding accounts with bankrupt lessees. Aggregate balance at the end of the period over the aggregate balance of all leases outstanding at the end of the period. Beginning in 2012, net losses include the aggregate balance ((i) lease and other charges, plus (ii) external costs associated with repossession and disposition of vehicles incurred both before and after charge off, plus (iii) external costs associated with continued collection efforts incurred after charge off) of all leases that the servicer determined to be uncollectible in the period less any amounts received in the period on leases charged off in the period or any earlier periods. Prior to 2012, net losses included all of the same external costs listed in the first sentence above except for those external costs associated with repossession and disposition of vehicles incurred before charge off. For all periods, net losses also include the excess mileage charges and the estimated cost to repair any excess wear and use that the lessee does not pay when the vehicle is returned, less any amount received in the period for excess mileage and excess wear and use. In addition, for all periods, net losses include the estimated loss recorded at the time a vehicle is repossessed and this estimated loss is adjusted to reflect the actual loss after the vehicle is sold. Realized losses for a securitized pool of leases for any period include the aggregate lease balance ((i) remaining total securitization value, (ii) external costs associated with repossession and disposition of vehicles incurred both before and after charge off and (iii) external costs associated with continued collection efforts incurred after charge off) of all leases that the servicer determined to be uncollectible in the period less any amounts received in the period on leases charged off in the period. Therefore, realized losses for a securitized pool of leases may be higher or lower than net losses for those leases. Gross liquidations are cash payments and charge offs that reduce the outstanding balance of a lease.